An offering statement pursuant to Regulation A relating to these securities shall be filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion. Dated May 6, 2022

PGD Eco Solutions, Inc.

7306 Skyview Ave.

New Port Richey, FL 34653

www.pgdecosolutions.com

727-656-7967

Total Offering: 50,000,000 shares

Shares Outstanding 100,000,000 Common Shares

Shares Outstanding 10,000,000 Preferred Series A Shares

Shares owned by officers and directors 100,000,000

Percentage currently owned by officers and directors 20.2%

Percentage owned by officers and directors if all shares in this offering circular are sold would be approximately 13.4%

This is a public offering of shares of common stock of PGD Eco Solutions, Inc.

	Price to Public	Underwriting Discounts	Proceeds to Issuer	Proceeds to other persons
Per Share /unit	$.10	0.10		*
Total Offering	$.10	0	$5,000,000	*

1We are offering our shares without the use of an exclusive placement agent and we do not currently intend to engage anyone to place shares, however, we may offer the offered shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this offering circular.

We intend to have our common stock on the OTC market under a to-be-issued symbol. It is expected that our common stock will trade on a sporadic and limited basis.

We expect to commence the sale of the shares as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the United States Securities and Exchange Commission.

Offering to end 1 year after approval date. No minimum purchase requirements All subscription offerings will be used for purposes contained within this offering circular.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

Offering Circular dated May 6, 2022

1See “Risk Factors” on page 4 of the offering circular to read about factors you should consider before buying shares of common stock.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Fast Casual Concepts, Inc.

Our Company

PGD EcoSolutions’ mission is to build a cleaner, quieter, and more renewable future with its energy storage systems to reduce our carbon foot print on the world by providing our clients with custom battery solutions.

Company Information

We are incorporated in the State of Wyoming. Our principal executive offices are located at 7306 Skyview Ave New Port Richey, FL 34653 and our telephone number is 727-656-7967. Our web site is www.pgdecosolutions.com. Information contained on our web site is not incorporated by reference into this Offering Circular. You should not consider information contained on our web site as part of this Offering Circular.

The Offering

Common Stock we are offering	50,000,000 shares of common stack

Common Stock outstanding before this offering

100,000,000 shares of common stock have been issued as founders shares.

A total of 100,000,000 shares of common stock are currently issued and outstanding before this offering.

A total of 10,000,000 Preferred Series A shares are currently issued and outstanding before this offering. These shares have voting rights of 10 votes per share equaling 100,000,000 votes.

Use of proceeds	We intend to use the proceeds from this offering to expand marketing and advertising. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

Offering Price	$.10 per share.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Digital Marketing Operations

Small company in the start-up phase.

We are a start-up company in the initial phases of operation. This provides risk as we continue to grow and implement our business plan. Being that we are a startup company, we have limited business operations. Our growth and ability to sustain business expenses will greatly depend on our ability to raise additional capital.

Adverse economic or other conditions in the markets in which we do business could negatively affect our sales and retention rates and therefore our operating results.

Our operating results are dependent upon our ability to maximize the strengths in our marketing plan and we rely on being able to expand to other areas. Adverse economic or other conditions in the markets in which we operate may lower our revenue and make it difficult to continue operations.

We face competition, which may impede our ability to open future locations or may increase the cost of expansion.

We compete with many other entities engaged in renewable energy that have better funding and more clients. Our ability to build an effective business will greatly depend on our ability to compete with major companies.

Risks associated with officers and directors’ ability to independently control the operations of the Company.

Due to the share structure and the fact that we are in the start-up phase of the Company, the current officers and directors independently control the operations of the Company including but not limited to election of other directors, approval of significant corporate transactions and ability to issue additional shares. In addition the company has preferred shares that have separate voting rights issued to directors of the company.

Adverse economic or other conditions in the markets in which we do business could negatively affect our revenues and therefore our operating results.

Our operating results are dependent upon our ability to provide a quality product. Adverse economic or other conditions in the markets in which we operate may lower our ability to continue to grow. If we fail to generate revenues sufficient to meet our cash requirements, including operating and other expenses, debt service and capital expenditures, our net income, cash flow, financial condition, and the trading price of our securities could be adversely affected.

We will depend upon our management to maintain a strong presence in our market. If management is unable to provide stability specifically with multifamily housing projects our revenue and profitability could be negatively affected.

We have an experienced management team that has substantial experience. However, we do depend on a high level of customer satisfaction to continue growing our business and as we grow it will be necessary to hire and develop employees that have an extremely high desire to provide an excellent product. If our management team is unable to provide the stability necessary through hiring and also current relationships the company could be negatively affected.

Increases in taxes and regulatory compliance costs may reduce our income.

Increases in the taxes in general may reduce our net income, cash flow, financial condition, ability to pay or refinance our debt obligations, and the trading price of our securities. Similarly, changes in laws increasing the potential liability for operating conditions may result in significant unanticipated expenditures, which could similarly adversely affect our business and results of operations.

Risks Related to the Industry

The industry has large companies that have acquired a large share of the market

Our ability to succeed will depend on our ability to compete with large companies with more financing and easier access to necessary expansion capital. Capturing portions of the market from these large companies will be integral in accomplishing our business plan and growing our business.

Current risks in the industry include the Coronavirus Pandemic.

Our ability to continue operations through the ongoing restrictions on businesses due to the Coronavirus Pandemic could affect our profitability in the future. Changes to our ability to import products is an ongoing challenge that we have had to address many times. Closure of businesses and ports can greatly affect our ability to continue business. Also we depend on some foreign companies to provide parts and some of our manufacturing.

Risks Related to Ownership of Our Common Stock

Our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The market price for our common stock is volatile and the trading in our common stock is limited and sporadic. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

●	Unplanned delays in acquiring product;
●	Stock price performance of our competitors;
●	Default on our indebtedness;
●	Actions by our competitors;
●	Changes in senior management or key personnel;
●	Incurrence of indebtedness or issuances of capital stock; and
●	Economic, legal and regulatory factors unrelated to our performance.

In addition, stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies in our industry. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Substantial future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial amounts of our common stock in the public market after this offering, or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional shares. The shares of common stock offered in this offering will become freely tradable without restriction under the Securities Act.

We will continue to incur certain costs as a result of conducting a Tier 2 offering under Regulation A and in the administration of our organizational structure.

After the offering, we may incur higher legal, accounting, insurance and other expenses than at the level that we are currently experiencing. We also have incurred and will continue to incur costs associated with conducting a Tier 2 offering under Regulation A and related rules implemented by the Securities and Exchange Commission (“SEC”). Despite the on-going reporting requirements from conducting such an offering, the Company will not be “public” once this offering circular is qualified or subject to the Sarbanes-Oxley Act. We will continue to incur ongoing periodic expenses in connection with the administration of our organizational structure. The expenses incurred by companies for reporting requirements required by Regulation A have been increasing. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. These laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors, our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a Company required to follow Regulation A Tier 2 filing requirements, we could be subject to penalties, fines, sanctions and other regulatory action and potentially civil litigation.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for our shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our shares is fixed and will not vary based on the underlying value of our assets at any time. Our Board of Directors has determined the offering price in its sole discretion without the input of an investment bank or other third party. The fixed offering price for our shares has not been based on appraisals of any assets we own or may own, or of our Company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our shares may not be supported by the current value of our Company or our assets at any particular time.

We do not currently pay any cash dividends.

As we grow our Company and become a successful Company, we expect to be in position to generate earnings and cash flow that will enable us to begin paying dividends, however, the projected timing of reaching that point is presently uncertain. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant. Our ability to pay dividends may also be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of ours or of our subsidiaries. Accordingly, if you purchase shares in this offering, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

●	our business’ strategies and investment policies;

●	our business’ financing plans and the availability of capital;

●	potential growth opportunities available to our business;

●	the risks associated with potential acquisitions by us;

●	the recruitment and retention of our officers and employees;

●	our expected levels of compensation;

●	the effects of competition on our business; and

●	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

DILUTION

Purchasers of our common stock in this offering could experience dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this offering.

After giving effect to the sale of our common stock in this offering at an assumed public offering price of $.10 per share and after deducting the estimated offering expenses payable by us, our adjusted net tangible book value as of December 31st 2021 would have been $11,828 or $.00011 per share.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing offering assumptions.

Offering
Assumed public offering price per share	$.10
Net tangible book value per share as of December 31, 2021	$.0003
Increase in net tangible book value per share to the existing stockholders attributable to this offering	$.03323
Adjusted net tangible book value per share after this offering	$.03353
Decrease in net tangible book value per share to new investors	$.06647

CAPITALIZATION

The following table sets forth our capitalization as of December 31st, 2021:

•	on a historical basis;
•	the receipt of the net proceeds of the offering of 5,000,000 shares;

You should read this capitalization table together with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes appearing elsewhere in this Offering Circular.

	Actual Amounts	Offering Amounts
ASSETS

Current Assets:
Cash	$2,480	$5,002,480
Prepaid assets	13,141	13,141
Investment	15,050	15,050
Total Current Assets	30,671	5,030,671

Total Assets	30,671	5,030,671

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Notes payable, related party	20,500	20,500

Accrued expenses, related party	900	900
Total Current Liabilities	21,400	21,400

Total Liabilities	21,400	21,400

Stockholders' Equity:
Preferred Stock Series A; $0.001 par value, 100,000,000 shares authorized and 10,000,000 shares issued and outstanding	10,000	10,000
Common stock; $0.001 par value, 750,000,000 shares authorized and 100,000,000 shares issued and outstanding	100,000	150,000
			)
Accumulated deficit	(100,729)	(100,729)

Total Stockholders' Equity	9,271	5,009,271
Total Liabilities and Stockholders' Equity	30,671	5,030,671

PLAN OF DISTRIBUTION

Pricing of the Offering

Prior to this offering, there have been no sales of any shares to the public. The public offering price of the shares in this offering has been determined by our Board of Directors without the assistance of an investment bank or other third party. Among the factors considered in determining the public offering price of the shares, in addition to the prevailing market conditions, are estimates of our business potential and earnings prospects, an assessment of our management and the consideration of the other factors in relation to market valuation of companies in related businesses.

We may sell or issue the securities offered by this offering from time to time in any one or more of the following ways:

●	via crowdfunding through one or more regulatory-compliant websites;
●	through solicitation from employees of the Company;
●	directly to purchasers or a single purchaser; or
●	through a combination of any of these methods.

Solicitation from the Company will be conducted by officers, directors and/or employees of the Company via in-person, telephone, text and/or email.

There will be no commissions paid for the distribution of securities to third parties or brokers. In the event we decide in the future to employ such third parties or brokers, we will amend the offering circular accordingly to disclose such arrangements.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(1) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(2) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares in this offering (please see below on how to calculate your net worth);

(3) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this offering, with total assets in excess of $5,000,000;

(4) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor; or

(5) You are a trust with total assets in excess of $5,000,000, your purchase of shares in this offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this offering ; Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

Net Worth Calculation

Your net worth is defined as the difference between your total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares in the offering.

In order to purchase shares in this offering and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

USE OF PROCEEDS

We intend to use the net proceeds of this offering as follows:

●	Increase marketing and brand awareness. (this will be achieved through hiring qualified sales and marketing agents to increase the visibility of the Company) This is expected to use approximately 50% of the funds raised.

●	Product development and acquiring new state of the art equipment that will help PGD obtain a real competitive advantage in the market. This is expected to use 40% of the funds raised.

●	Remaining funds of approximately 10% will be used for general operating expenses and potential investment opportunities to allow the formation of strategic partnerships or for Company acquisitions.

●	If all of the securities being qualified in this offering statement are not sold, it will not materially affect the use of proceeds as described above—the stated uses would receive less aggregate funding, but the allocations would remain substantially similar.

DIVIDEND POLICY

As we become fully operational, we could be in a position to generate earnings and cash flow that will enable us to begin paying dividends on our Common Stock, however, the projected timing of reaching that point is presently uncertain. The decision to pay a dividend remains within the discretion of our Board of Directors and may be affected by various factors, including our earnings, financial condition, capital requirements, level of indebtedness and other considerations our Board of Directors deems relevant. Future credit facilities, other future debt obligations and statutory provisions, may limit, or in some cases prohibit, our ability to pay dividends.

BUSINESS

Overview

The goal of PGD Eco Solutions is to design and manufacture renewable energy storage and power generating equipment.  The objective of the company will be to offer customers a safe and dependable product at an affordable price.

The Product

The company will offer a standard off the shelf lithium ion power pack assembly that can be installed easily by the end user or a licensed electrician.  Unlike many other lithium ion battery packs on the market, PGD will offer a power pack assembly capable of operating at high current capacities due to a state of the art battery management system and battery design.  The application of the power pack will be wide ranging from residential home solar to commercial business and even marine.

The Target Market

The renewable battery storage technology market is just beginning.  The primary customer focus in the beginning will be residential home owners and small business owners and eventually expanding to larger commercial businesses (i.e. grocery store, hospital, manufacturing plants).

PROPERTY

The principle office of the Company is located at 7306 Skyview Ave, New Port Richey, FL 34653. This location has approximately 400 square feet.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto, included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Results of Operations of the Company Ending December 31, 2021

The Company has initiated our business plan and has initiated sales in the market. We expect revenues to continue to increase throughout the fiscal year. Significant expenses during the period included $53,821in power pack assembly cost of sales. We realized a net loss of $100,729 during the period.

Planned Sources of Revenues and Additional Expenses

PGD will leverage relationships that have been made over several years to enter the marketplace in a very unique and concentrated manner. PGD will also lean on best in class manufacturers and equipment to make a competitively unique product that we expect to be very well received by the market.

Additional expenses will accrue with the increase of business and the growth goals of the company. The increase in expenses will be dictated by the growth of the Company and will be directly tied to additional revenue.

Liquidity and Capital Resources of the Company

As previously noted, we are a development stage Company and our ability to succeed in the market will greatly depend on our ability to secure investment funding through the sale of securities. We intend to use proceeds of the sale of securities to increase our market presence through advertising and acquisition of manufacturing equipment that will streamline our process and provide us with a superior product than our competitors. If we are only able to raise a portion of the proceeds of this offering, we will use that portion of proceeds according to the same strategy but on a slower growth curve. At the period end the Company had $2,480 cash on hand and $0 in inventory. Revenues are expected to increase this year through growth and additional partnerships. Sources of future liquidity will greatly depend on our ability to secure investment funding through the sale of securities. We intend to raise the funds necessary through security sales and not undertake loans. If needed, we are able to secure loans from private individuals as well as banking institutions. We currently have no additional capital commitments.

MANAGEMENT

Name	Position	Age	Start Date	Hours per month	Position
Paul Ogorek	Board Member	34	August 2021	35	CEO/COO
Samuel Becherer	Board Member	32	August 2021	10	Principal Accounting/Financial officer

Paul Ogorek —

HIGHLIGHTS OF QUALIFICATIONS

Automotive Technician/ Shop Foreman

Fitzgerald Countryside Subaru- Clearwater FL

July 2008 – CURRENT

•	Diagnostic Skills
•	Engine Repair
•	Engine Rebuilding
•	Manual Drivetrain and Axles
•	Steering and Suspension
•	Brakes
•	AC Repair
•	Alignments
•	Maintenance
•	Team Leadership
•	Organized
•	Computer Proficient
•	Consistently Meeting Goals
•	Automatic Transmission/Transaxle

Automotive Technician

Difeo Subaru/GMC- Jersey City NJ

September 2005 - January 2008

•	Lube Technician
•	Tire Technician
•	Alignments
•	Small engine repair
•	Brakes
•	Maintenance

EDUCATION

LINCOLN TECHNICAL INSTITUTE

AUTOMOTIVE TECHNOLOGY- UNION NJ

September 2005 - October 2006

BAYONNE HIGH SCHOOL- BAYONNE NJ

September 2001- June 2005

CERTIFICATION

● Senior Master Subaru Certified

● ASE Master Certified

● 609 AC Certified

Samuel James Becherer —

Professional Experience

Schneider Downs & Co., Inc. Pittsburgh, PA Fall 2012-present  Risk Advisory Manager Summer 2019-present  ∙ Executed internal audit engagements and projects for domestic and international clients across various industries  ∙ Selected by executive management to lead in developing the Columbus office practice

∙ Designed risk assessments, audit scope, and internal audit plan programs

∙ Improved efficiency and effectiveness of key client business processes, including 28% optimization from prior year  ∙ Mentored and trained internal audit staff on audit methodology, US GAAP and professional development  ∙ Managed staff on engagements including performance evaluations and goal development

∙ Repeatedly recognized for top performance through promotions

∙ Responsible for client relationships including frequent face to face presence and communication  ∙ Acquired international perspective of business world from secondment in London and working onsite with  international clients in Europe and Asia

External Audit In-Charge Winter 2013-2015 ∙ Planned and executed audits, reviews and compilations

∙ Preparation of financial statements and footnotes

Tax Staff Spring 2013 ∙ Composed personal and corporate tax returns

Carlozzi Financial Services Youngstown, OH Summer 2011  Modernfold, W.B. Becherer Inc . Youngstown, OH Summer 2005-2010

Proficiencies

∙ Ability to quickly learn and master new and  complex concepts

∙ MS Office, Visio, data analytics tools

∙ SOX, internal audit and process optimizations  Education

∙ Works well under pressure and deadlines  ∙ Authored Schneider Downs insight articles  ∙ Intermediate written and spoken Spanish  ∙ Simultaneous management of concurrent projects

Bachelor of Science in Accounting and Financial Economics 2012  Westminster College: New Wilmington, PA Magna Cum Laude

Certified Public Accountant 2014-present  PICPA, AICPA, IIA member 2013-present  Six Sigma Yellow Belt 2013-present

Activities

Board Member, Veterans Leadership Program 2021-present  Junior Achievement 2015-present  Lending Hearts 2017-present

Executive Compensation

Management	Position	Compensation
Paul Ogorek	Board Member	$0
Samuel Becherer	Board Member	$0

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth information as to the shares of common stock beneficially owned as of the date of filing the offering circular by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them.

Directors and Executive Officers	Amount	Percent
Bright Business Properties LLC (George Athanasiadis, Principal)	58,800,000	58.8
Paul Ogorek	20,000,000	20
Samuel Becherer	200,000	.2

Preferred Series A Shares (voting rights of 10 to 1)		Percent
Bright Business Properties LLC (George Athanasiadis)	10,000,000	100%

Shares issued are founder shares.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

There are no transactions in the interest of Management or other affiliated parties of PGD Eco Solutions, Inc.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Note Payable

Between September 2021 and December 31, 2021, a significant shareholder of PGD advances operating cash totaling $78,500 and was repaid $58,000. The advances are unsecured, do not accrue interest and are due on December 31, 2022. The balance of the advances is $20,500 at December 31, 2021.

Office Space

During September 2021, PGD entered into a two year lease for the use of space at the personal residence of an officer of the Company. The agreement is for $300 per month beginning October 1, 2021. At December 31, 2021, none of the rent had been paid and $900 was accrued as payable.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

We are authorized to issue up to 750,000,000 shares of common stock, par value $0.001 per share.

As of the date of this offering, we have 100,000,000 shares of common stock and 10,000,000 shares of preferred stock outstanding. The outstanding shares of common stock are restricted and owned by directors or founders of the Company.

Common Stock

Voting

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast. Cumulative voting for the election of directors is not permitted.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock. Any decision to pay dividends on our common stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future. See “Dividend Policy.” The Board’s determination to issue dividends will depend upon our profitability and financial condition, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our Company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

Preferred Stock

PGD Eco Solutions, Inc. has issued 10,000,000 shares of Series A preferred stock. The Series A Preferred stock shall entitle holders thereof to having voting rights of 10-1 on any matter submitted for shareholder action, and the consent of the holders thereof shall be required for the taking of any corporate action. The Series A Preferred stock as currently constituted is not convertible into common shares of the company.

Convertible Debentures

PGD Eco Solutions, Inc. has no convertible debentures

Limitations on Liability and Indemnification of Officers and Directors

Wyoming law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Wyoming law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Wyoming law. We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

There is currently no transfer agent. Upon approval of this offering circular a transfer agent will be put in place.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. We are unable to estimate the number of shares of common stock that may be sold in the future.

Upon the completion of this offering, we will have outstanding 150,000,000 shares of common stock if we complete the offering hereunder. All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 10% stockholders.

Rule 144

Shares of our common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding, which will equal about 150,000 shares immediately after this offering, or;

●	the average weekly trading volume of the unrestricted common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

EXPERTS

The financial statements of the Company as of December 31, 2021, included in this Offering Circular have been audited by Goff Backa Alfera & Company, LLC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements of the Company have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

REPORTS

Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K.

PART F/S

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

PGD Eco Solutions, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of PGD Eco Solutions, Inc. (the “Entity”) as of December 31, 2021 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from Inception on August 31, 2021 through December 31, 2021, and the related notes to the financial statements. In our opinion, these financial statements present fairly, in all material respects, the financial position of the Entity as of December 31, 2021, and the results of its operations and its cash flows for the period from Inception on August 31, 2021 through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 4 to the financial statements, the entity has suffered a loss from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to PGD Eco Solutions, Inc. in accordance with the U.S. federal securities laws and applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. PGD Eco Solutions, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated in the Going Concern paragraph above is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter, providing a separate opinion on the critical audit mater or on the accounts or disclosures to which it relates.

We have served as PGD Eco Solutions, Inc.’s auditor since 2021.

Goff Backa Alfera and Company, LLC

Pittsburgh, Pennsylvania

March 8, 2022

PGD ECO SOLUTIONS, INC.
BALANCE SHEET

December 31,
2021
ASSETS

Current Assets:
Cash	$2,480
Prepaid assets	13,141
Investment	15,050
Total Current Assets	30,671

Total Assets	30,671

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Notes payable, related party	20,500
Accrued expenses, related party	900
Total Current Liabilities	21,400

Total Liabilities	21,400

Stockholders' Equity:
Preferred Stock Series A; $0.001 par value, 100,000,000 shares authorized and 10,000,000 shares issued and outstanding	10,000
Common stock; $0.001 par value, 750,000,000 shares authorized and 100,000,000 shares issued and outstanding	100,000
Accumulated deficit	(100,729)
Total Stockholders' Equity	9,271

Total Liabilities and Stockholders' Equity	$30,671

The accompanying notes are an integral part of these financial statements.

PGD ECO SOLUTIONS, INC.
STATEMENT OF OPERATIONS

For the Period from Inception on August 31, 2021 Through December 31, 2021

REVENUES
Power pack assembly sales	78,423
Total revenues	78,423

COSTS OF SALES
Power pack assembly sales	(53,821)
Total cost of sales	(53,821)

GROSS MARGIN	24,602

OPERATING EXPENSES
General and administrative	106,749
Selling expenses	23,632
Total Costs and Expenses	130,381

Loss From Operations	(105,779)

OTHER INCOME
Unrealized gain on investment	5,050
Total Other Income	5,050

Loss before income taxes	(100,729)
Provision for income taxes	—
Net loss	$(100,729)

Basic loss per common share	$(0.00)

Basic weighted average common shares outstanding	100,000,000

The accompanying notes are an integral part of these financial statements.

PGD ECO SOLUTIONS, INC.
STATEMENT OF STOCKHOLDERS' EQUITY

	Preferred Series A Stock		Common Stock		Accumulated Deficit	Total Stockholders' Equity
	Shares	Amount	Shares	Amount
Balance, Inception August 31, 2021	—	$—	—	$—	$—	$—

Preferred Series A stock issued to founders for services	10,000,000	10,000	—	—	—	10,000

Common stock issued for cash	—	—	6,000,000	6,000	—	6,000

Common stock issued to founders for services	—	—	94,000,000	94,000	—	94,000

Net loss for the period ended December 31, 2021	—	—	—	—	(100,729)	(100,729)

Balance, December 31, 2021	10,000,000	$10,000	100,000,000	$100,000	$(100,729)	$9,271

The accompanying notes are an integral part of these financial statements.

PGD ECO SOLUTIONS, INC.
STATEMENT OF CASH FLOWS
DECEMBER 31, 2021

For the Period from Inception on August 31, 2021 Through December 31, 2021
Cash Flows From Operating Activities:
Net loss	$(100,729)
Adjustments to reconcile net loss to net cash (used) provided by operating activities:
Unrealized gain on investments	(5,050)
Preferred stock issued for services	10,000
Common stock issued for services	94,000
Changes in operating assets and liabilities:
Increase in prepaid assets	(13,141)
Increase in accrued expenses, related party	900
Net cash used in operating activities	(14,020)

Cash Flows From Investing Activities:
Purchase of investment	(10,000)
Net cash used in investing activities	(10,000)

Cash Flows From Financing Activities:
Proceeds from the issuance of notes payable, related party	78,500
Payments on notes payable, related party	(58,000)
Common stock issued for cash	6,000
Net cash provided by financing activities	26,500

Net change in cash	2,480
Cash, beginning of period	—

Cash, end of period	$2,480

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$—
Cash paid for taxes	$—

The accompanying notes are an integral part of these financial statements.

PGD ECO SOLUTIONS, INC.
FOOTNOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

The financial statements presented are those of PGD Eco Solutions, Inc. (“PGD”, or the “Company”). PGD was incorporated on August 31, 2021, under the laws of the State of Wyoming.

PGD was incorporated to develop and build a prototype lithium ion battery pack assembly for residential and small business commercial applications certified to industry standards.

Basis of Presentation

The Financial Statements and related disclosures have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States. PGD has elected a calendar year-end.

Cash Equivalents

PGD considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Investments

The Company’s investment in a marketable equity security is classified as short-term based on the nature of the security and its availability for use in current operations. The Company’s marketable equity security is measured at fair value with gains and losses recognized in other income/(expense), net.

During October 2021, PGD purchased 500,000 shares of common stock of another entity for $10,000. At December 31, 2021, the value of the shares was $15,050. PGD recognized an unrealized gain of $5,050 for the period ended December 31, 2021.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition Policy

PGD recognizes revenue in accordance with the provisions of Accounting Series Codification (“ASC”) 606, Revenue From Contracts With Customers (“ASC 606”), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. ASC 606 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, the Company recognizes revenue based on the allocation of the transaction price to each performance obligation as each performance obligation in a contract is satisfied.

During the period ended December 31, 2021, revenue of $78,423 was recognized from one sale of a lithium ion battery pack assembly. Revenue from sales of lithium ion battery pack assemblies are recognized when the lithium ion battery pack assembly is sold and the product is delivered to the customer.

Cost of Sales

Cost of sales includes inventory costs of parts purchased for lithium ion battery pack assembly and resale, as well as other direct costs of assembly and freight. During the period ended December 31, 2021, costs of sales totaling $53,821 were recognized on the above mentioned sale.

Stock-Based Compensation

PGD records stock-based compensation using the fair value method. Equity instruments issued to employees and the cost of the services received as consideration are accounted for in accordance with ASC 718, Stock Compensation and are measured and recognized based on the fair value of the equity instruments issued. All transactions with non-employees in which goods or services are the consideration received for the issuance of equity instruments are accounted for in accordance with ASC 515, Equity-Based Payments to Non-Employees, based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements (“ASC 820”) and ASC 825, Financial Instruments (“ASC 825”), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying values of cash, prepaid expenses and notes payable, related party, approximate fair value. Pursuant to ASC 820 and 825, the fair value of the investment in a marketable security is determined based on "Level 2" inputs, which consist of quoted prices in markets with insufficient volume or infrequent transactions.

The following table presents the Company’s asset that is measured at fair value on a recurring basis, consistent with the fair value hierarchy provisions as of December 31, 2021.

	Quoted Prices in Active Markets for Identical Liabilities	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Assets:
Investment	$—	$15,050	$—	$15,050
Total	$—	$15,050	$—	$15,050

New Accounting Pronouncements

PGD has implemented all new accounting pronouncements that are in effect and that may impact its financial statements. The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Basic and Diluted Loss Per Share

PGD presents basic earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method, and convertible debt instrument, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

The calculation of basic net loss per share for the period ended December 31, 2021 is as follows:

Basic Loss Per Share:
Numerator:
Net loss	$(100,729)
Denominator:
Weighted-average common shares outstanding	100,000,000
Basic net loss per share	$(0.00)

Income Taxes

PGD files income tax returns in the U.S. federal jurisdiction, and the state of Pennsylvania. PGD’s policy is to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31, 2021:

Deferred tax assets:
Net operating loss carry forward	$21,006
Valuation allowance	(21,006)
Net deferred tax asset	$—

The federal income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 21% to pretax income from continuing operations for the period ended December 31, 2021 due to the following:

Pre-tax book income (loss)	$(21,153)
Stock for services	21,840
Other	(687)
Federal Income Tax	$—

PGD has net operating losses of approximately $100,729 that expire 20 years from when incurred. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years. In accordance with the statute of limitations for federal tax returns, the Company’s federal tax return for the year 2021 is subject to examination.

NOTE 2 - RELATED PARTY TRANSACTIONS

Note Payable

Between September 2021 and December 31, 2021, a significant shareholder of PGD advances operating cash totaling $78,500 and was repaid $58,000. The advances are unsecured, do not accrue interest and are due on December 31, 2022. The balance of the advances is $20,500 at December 31, 2021.

Office Space

During September 2021, PGD entered into a two year lease for the use of space at the personal residence of an officer of the Company. The agreement is for $300 per month beginning October 1, 2021. At December 31, 2021, none of the rent had been paid and $900 was accrued as payable.

NOTE 3 - STOCKHOLDERS’ EQUITY

Preferred Stock Series A

On August 31, 2021, the Company authorized and approved the designation of 10,000,000 shares of Series A Preferred Stock with a par value of $0.001. The Series A Preferred Stock is not subject to any mandatory dividends or distributions and ranks senior to common stock in preference in the event of any liquidation, dissolution or winding up of the Company, participating with the Common Stock on an as-converted basis. The holders of Series A Preferred Stock have 10 votes per share of Series A Preferred Stock and are entitled to vote on any and all matters brought to a vote of stockholders of Common Stock.

On August 31, 2021, PGD issued 10,000,000 shares of Series A Preferred Stock as founders’ shares for services valued at $10,000, or $0.001 per share.

Common Stock

On August 31, 2021, PGD issued a total of 94,000,000 shares of common stock as founders’ shares for services valued at $94,000, or $0.001 per share.

On August 31, 2021, PGD issued a total of 6,000,000 shares of common stock for cash of at $6,000, or $0.001 per share.

NOTE 4 - GOING CONCERN

PGD's financial statements are prepared using Generally Accepted Accounting Principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, PGD has recently accumulated losses since its inception and has negative cash flows from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans with respect to alleviating the adverse financial conditions that caused management to express substantial doubt about the PGD's ability to continue as a going concern are as follows:

PGD made its first sale in 2021 and is seeking to raise up to $1,000,000 through a private placement of its common stock to finance future sales. The continuation of PGD as a going concern is dependent upon its ability to generate profitable operations that produce positive cash flows.  If PGD is not successful, it may be forced to raise additional debt or equity financing.

There can be no assurance that PGD will be able to achieve its business plans, raise any more required capital or secure the financing necessary to achieve its current operating plan.  The ability of PGD to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 5 - SUBSEQUENT EVENTS

During January 2022, the Company’s CEO resigned, the lease for the use of space at his personal residence was terminated and paid through January 31, 2022 and his 20,000,000 founders shares were transferred to another founder, of which, 14,800,000 were retained, 5,000,000 were transferred to a newly appointed CEO and 200,000 were transferred to a newly appointed member of the board of directors.

During February 2022, the Company entered into a new lease for the use of space at the personal residence of the Company’s new CEO. The lease begins February 1, 2022, has a term of twenty four months and monthly rent of $200.

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
2.1	Action of Incorporator of PGD Eco Solutions, Inc
2.2	Articles of Incorporation Amended and Restated
2.3	Bylaws
4.1	Form of Subscription Agreement
11.1	Consent of Auditor
12.1	Opinion of Counsel

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Draper, State of Utah, on May 6, 2022.

PGD Eco Solutions, Inc.

By	/s/ Paul Ogorek
CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated

/s/ / Paul Ogorek
Chief Operating Officer May 6, 2022

/s/ Samuel Becherer
Principal Accounting Officer May 6, 2022

/s/ Samuel Becherer
Principal Financial Officer May 6, 2022